UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Xstelos Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54646	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2260, New York, New York		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 729-4962

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously disclosed, on December 28, 2012, CPEX Pharmaceuticals, Inc. (“CPEX”), our indirect majority owned subsidiary, and Auxilium Pharmaceuticals, Inc. (“Auxilium”)  became aware of a notice from Upsher-Smith Laboratories (“USL”) that advised them of USL’s filing of a 505(b)(2) New Drug Application containing a Paragraph IV certification under 21 U.S.C. Section 314.52(c) for testosterone gel (the “USL NDA”). This Paragraph IV certification notice refers to the ten U.S. patents, covering Testim, that are listed in the Orange Book. These ten patents are owned by FCB I LLC, a wholly-owned subsidiary of CPEX (“FCB”) and are exclusively licensed to Auxilium and will expire between 2023 and 2025. On January 28, 2013, FCB and Auxilium filed a lawsuit in the United States District Court for the District of Delaware against USL for infringement of all ten patents. As part of the legal proceedings between the companies, USL filed a motion for summary judgment that its proposed product does not infringe any of the patents.

On December 4, 2013, the court granted USL’s motion for summary judgment. USL’s NDA was granted tentative approval by the U.S. Food and Drug Administration (“FDA”) on August 16, 2013 with a brand name Vogelxo™. With the granting of USL’s summary judgment motion, the FDA may now make the approval final, at which time USL will be permitted to launch its testosterone gel product, whether or not such final approval is accompanied by a therapeutic equivalence rating.

On March 26, 2013, Auxilium submitted a Citizen Petition to the FDA with respect to USL’s NDA referencing Testim in particular, and generic testosterone gels in general. Auxilium requested that, in the event of FDA approval of USL’s NDA, the FDA refrain from designating USL’s testosterone gel as therapeutically equivalent to Testim, and require that the label state that the product is not interchangeable with other transdermal testosterone gels.  It is our understanding that, as of September 20, 2013, the FDA communicated to Auxilium that it has not yet resolved the issues raised in the Citizen Petition, although it is unclear to us whether there have been any further communications since such date.  The therapeutic equivalence rating may determine whether the product, if launched, would be launched as a generic, a branded generic, or simply another branded competitor in the TRT gel market. It is unclear at this time when the FDA will substantively respond to Auxilium’s Citizen Petition. Xstelos Holdings, Inc., CPEX and FCB are exploring all options to respond to the threat posed to Testim and our revenue by any launch of USL’s testosterone gel product, whatever the therapeutic equivalence rating. The effect of any such product is not yet known.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XSTELOS HOLDINGS, INC.

Date:December 5, 2013	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer, and Chief Financial Officer